                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                      Advanced Fibre Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
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     (4)  Date Filed:

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

(AFC LOGO)

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                             1465 N. MCDOWELL BLVD.
                           PETALUMA, CALIFORNIA 94954

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

To our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company" or "we") which will be held at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928 at 2:00 p.m. on Wednesday, May 29, 2002 (the "Annual Meeting") for the following purposes:

        1. To elect two directors, Dan Rasdal and Martin R. Klitten, to the Board of Directors, each to serve a three-year term, such directors to constitute Class III of the Company's Board of Directors;

        2. To consider and vote upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 28, 2002; and

        3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     The audio portion of the meeting will be webcast on www.afc.com/investors in real time, enabling stockholders who are not in attendance to listen-only to the meeting as it is being held.

     The Board of Directors has fixed the close of business on April 10, 2002 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 1465 North McDowell Blvd., Petaluma, California 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          -s- John A. Schofield
                                          John A. Schofield
                                          Chairman of the Board,
                                          Chief Executive Officer and President

April 15, 2002
Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                      ADVANCED FIBRE COMMUNICATIONS, INC.

                                PROXY STATEMENT
                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928 on Wednesday, May 29, 2002 at 2:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders. In addition, the audio portion of the meeting will be webcast on www.afc.com/investors in real time, enabling stockholders who are not in attendance to listen-only to the meeting as it is being held. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 15, 2002. The Company's 2001 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2001 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made. Throughout this document, references to "we" and "our" indicate the same meaning as "AFC" or "AFC's", respectively.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on April 10, 2002 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 82,444,474 shares of Common Stock, $.01 par value, issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of AFC is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1 -- Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2 -- Ratification of Selection of Independent Public Accountants". Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with the determination of a majority of the Board of Directors.

     Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting. To be approved, each of the matters submitted for stockholder approval at the Annual Meeting must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that matter. Abstentions and broker non-votes will be included in the determination of the number of shares present for quorum purposes. Abstentions with respect to any proposal will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of whether a proposal has been approved.

     The entire cost of distribution and solicitation of proxies will be borne by AFC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses. Innisfree M&A Incorporated, New York, has been retained at an estimated cost of $12,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits the delivery of a single set of these documents to any household at which two or more stockholders reside, if the stockholders consent. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive, as well as our expenses. This year, a limited number of brokerage firms have instituted householding. If your household has multiple holders of Advanced Fibre Communications, Inc. Common Stock, you may have received a householding notification from your broker earlier this year and you may have agreed to receive only one proxy statement and annual report for your household.

     If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at your address to which a single copy was delivered. Notice should be given to Advanced Fibre Communications, Inc.,
Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, (707) 794-7700. If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address or phone number.

                              ELECTRONIC DELIVERY

     A number of brokerage firms have solicited consents from our Stockholders who hold such stock in "nominee" or "street" name through their brokerage firm to receive this Proxy Statement, the 2001 Annual Report and related materials, collectively referred to as Proxy Materials, by electronic delivery. You may have received such solicitation, and you may have granted your consent to receive the Proxy Materials by electronic delivery. Stockholders who gave prior consent to receive such materials by electronic delivery will receive a message by electronic mail indicating that the Proxy Materials are available at www.afc.com/investors, and instructions for voting electronically over the Internet at www.proxyvote.com. Costs that are normally associated with electronic access, such as usage and telephone charges, will be borne by the Stockholder. If you have consented to receive the Proxy Materials by electronic delivery but wish to receive such Proxy Materials in paper form, please contact Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, (707) 794-7700.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors, and the board is currently composed of eight directors. Accordingly, the terms of the office of the Board of Directors are divided into three classes. Class III will expire at the Annual Meeting, Class I will expire at the annual meeting to be held in 2003, and Class II will expire at the annual meeting to be held in 2004. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until their successors have been duly elected at the third succeeding annual meeting and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase in the number of directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors and executive officers. The Board of Directors has adopted a policy pursuant to which directors are generally required to retire from the Board of Directors upon attaining the age of 70.

     The current Class III directors are Donald Green, Dan Rasdal and Martin R. Klitten. Mr. Green has reached the retirement age for directors and accordingly will not stand for re-election. The Board of Directors intends to reduce the size of the board to seven directors in anticipation of the resignation of Mr. Green at the scheduled Board meeting on May 29, 2002.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the Class III nominees listed below, unless instructions to the contrary are marked on the proxy. The nominees have been selected by the Board of Directors and are currently members of the Board. If you do not wish your shares to be voted for these nominees, please identify the exception on the proxy card.

     In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS III -- NOMINEES FOR ELECTION:

NAME                                              PRINCIPAL OCCUPATION              DIRECTOR SINCE   AGE
----                                              --------------------              --------------   ---
Dan Rasdal...........................  Retired Chairman and Chief Executive              1993        68
                                       Officer
                                       Symmetricom, Inc.
Martin R. Klitten....................  Retired Executive Vice President                  2001        57
                                       Chevron Corporation

CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF
STOCKHOLDERS:

NAME                                              PRINCIPAL OCCUPATION              DIRECTOR SINCE   AGE
----                                              --------------------              --------------   ---
Clifford H. Higgerson................  General Partner,                                  1993        62
                                       ComVentures
Alex Sozonoff........................  Consultant and Senior Advisor                     1997        64
                                       Hewlett-Packard Company
William L. Keever....................  Chief Executive Officer                           2001        56
                                       Vodafone Asia

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING OF
STOCKHOLDERS:

NAME                                              PRINCIPAL OCCUPATION              DIRECTOR SINCE   AGE
----                                              --------------------              --------------   ---
Ruann F. Ernst.......................  Former Chief Executive Officer and                1998        55
                                       Chairman of the Board,
                                       Digital Island, Inc.
John A. Schofield....................  Chairman of the Board, Chief Executive            1999        53
                                       Officer and President,
                                       Advanced Fibre Communications, Inc.

     Dan Rasdal has served as a Director since 1993. Mr. Rasdal served as a director of Symmetricom, Inc., a telecommunications company, from 1985 to 2000. From 1985 to July 1998, Mr. Rasdal was Chairman of the Board, President, and Chief Executive Officer of Symmetricom. Mr. Rasdal is also a director of Celeritek, Inc.

     Martin R. Klitten was elected to our board in October 2001. Mr. Klitten was Executive Vice President for Chevron Corporation from August 2000 to September 2001, when he retired. From 1989 through August 2000, Mr. Klitten served as Chevron's Vice President of Finance and Chief Financial Officer.

     Clifford H. Higgerson has served as a Director since 1993. Mr. Higgerson has served as a general partner of ComVentures, a venture capital firm, since 1987 and a general partner of Vanguard Venture Partners, a venture capital firm, since July 1991. Mr. Higgerson is also a director of Tut Systems, Inc. and seven private companies.

     Alex Sozonoff has served as a Director since October 1997. Mr. Sozonoff currently provides consulting services as a senior advisor to Hewlett-Packard Company, an electronics equipment and computer company.

Mr. Sozonoff served as Vice President of Customer Advocacy for Hewlett-Packard from 1998 to February 2002, when he retired. From 1994 to 1998, he was Vice President of Marketing for Hewlett-Packard.

     William L. Keever was elected to the board of directors in June 2001. Mr. Keever is the Chief Executive Officer of Vodafone Asia, a wireless telecommunications company. Mr. Keever was President of Vodafone Americas Asia from 2000 until January 2002 when he was promoted to Chief Executive Officer. From 1999 to 2000, Mr. Keever was Executive Vice President, Network and Systems Operations for AirTouch Cellular. From 1998 to 1999, Mr. Keever was President of AirTouch International and from 1997 to 1998 he was Executive Vice President, German Operations for AirTouch Communications, Inc. Mr. Keever is also a director of Iusacell, Japan Telecom, and one private company.

     Ruann F. Ernst has served as a Director since 1998. From June 1998 through January 2002, Dr. Ernst served as Chief Executive Officer of an e-business delivery network, Digital Island, Inc., a Cable & Wireless company. Dr. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001 when the company was acquired by Cable & Wireless, Plc. Dr. Ernst served as President of Digital Island from June 1998 through December 1999. From June 1994 through 1998, Dr. Ernst served as General Manager, Financial Services Business Unit, for Hewlett-Packard Company, an electronics and computer company. Dr. Ernst is also a director of Sphinx International Inc., one private organization, and three non-profit boards.

     John A. Schofield was elected to serve as Chairman of the Board in October 2001. Mr. Schofield joined AFC in March 1999 as President and Chief Executive Officer, and was appointed to the board of directors in May 1999. From 1995 to 1999, Mr. Schofield held several senior management positions with ADC Telecommunications, Inc. including Senior Vice President, President of the Integrated Solutions Group, and Managing Director of Asia Pacific/Latin America. Mr. Schofield is also a director of Integrated Device Technology, Inc.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 29, 2001 (the "2001 fiscal year"). No director attended fewer than 75 percent of the aggregate number of Board meetings and meetings of committees on which he or she served, with the exception of Dr. Ernst, who missed three Board meetings and two committee meetings and Mr. Keever, who was appointed a member of the Board in June 2001, missed one board meeting and one committee meeting.

     The Board has established committees consisting of an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee.

     The Audit Committee currently consists of Mr. Rasdal, Dr. Ernst, Mr. Klitten, and Mr. Sozonoff, all of whom are independent directors as defined in the National Association of Securities Dealers, Inc. listing standards. This Committee meets with the Company's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee held nine meetings during the 2001 fiscal year.

     The Compensation Committee, currently consisting of Mr. Higgerson, Mr. Keever, and Mr. Sozonoff, reviews and approves the Company's compensation arrangements for key employees and administers the Company's 1996 Stock Incentive Plan (the "1996 Plan") and the Company's Employee Stock Purchase Plan. This Committee held six meetings during the 2001 fiscal year.

     The Nominating Committee, currently consisting of Mr. Green, Mr. Rasdal, Dr. Ernst and Mr. Sozonoff, presents to the Board of Directors suggestions for nominees to the Board of Directors. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to Advanced Fibre Communications, Inc., Attention: Amy M. Paul, Secretary, 1465 North McDowell Boulevard, Petaluma, California 94954, stating in detail the candidate's qualifications for consideration by the Committee. A stockholder who wishes to nominate a director at a meeting of stockholders must comply with certain procedures set out in the Company's By-Laws. This Committee held two meetings during the 2001 fiscal year.

     The Governance Committee, currently consisting of Dr. Ernst and Mr. Keever, advises the Board of Directors on corporate governance matters, recommends governance principles and practices and assesses Board and Board Committee effectiveness. This Committee held no meetings during the 2001 fiscal year.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 29, 2001 with the Company's management and has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees, with the representatives of KPMG LLP, the independent auditors of the Company. The independent auditors have provided a written disclosure to the Audit Committee in compliance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed the auditors' independence with KPMG LLP. Based on the review of the audited consolidated financial statements for the year ended December 29, 2001 and the discussions between the Audit Committee, the Company's management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 29, 2001 be included in the Company's Annual Report to Stockholders and in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

     The Audit Committee acts under a written charter that was first adopted and approved by the Company's Board of Directors on May 25, 2000. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principals. A copy of the Audit Committee Charter was filed with the Securities and Exchange Commission as an Exhibit to the Company's 2001 Notice of Annual Meeting and Proxy Statement on April 13, 2001.

                                          Audit Committee Members of the
                                          Company's
                                          Board of Directors:

                                          Dan Rasdal
                                          Ruann F. Ernst
                                          Martin R. Klitten
                                          Alex Sozonoff

                             DIRECTOR COMPENSATION

     During 2001, non-employee Board members received an annual retainer of $20,000. In addition to the annual retainer, non-employee Board members received $1,000 for each regularly scheduled Board or committee meeting attended and $500 for each unscheduled Board or committee meeting attended. If a Board and a committee meeting are held on the same day, one meeting fee is paid. Non-employee Board members are also entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In addition, non-employee Board members received stock options pursuant to the Automatic Option Grant Program in effect under the Company's 1996 Plan.

     Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock at the time of his or her commencement of board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company and whether or not such individual first joined the Board after

June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months.

     Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each of these options will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares.

     Effective January 1, 2001, options granted under the Automatic Option Grant Program to each individual who first joins the Board as a non-employee Board member will receive a non-qualified stock option grant to purchase 40,000 shares of Common Stock that will vest with respect to one-third of the option shares upon completion of one year of Board service, and the balance in twenty-four
(24) successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member. Options granted under the Automatic Option Grant Program at each annual meeting of stockholders as described above, will vest upon the optionee's completion of one year of Board service measured from the option grant date. However, each outstanding option will immediately vest upon
(i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as independent public accountants for the Company for the 2001 fiscal year. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the Annual Meeting to ratify the selection of KPMG LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 28, 2002, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG LLP, the Board of Directors would reconsider such selection. A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

AUDIT FEES

     The Audit Committee approved non-audit services performed by KPMG LLP in fiscal year 2001, and determined that such services were compatible with maintaining KPMG LLP's independence with respect to the Company. Certain non-audit services exceeding certain dollar amounts were approved prior to such services being performed. A summary of the fees paid to KPMG LLP for services in fiscal year 2001 appears below.

                                                                  FINANCIAL INFORMATION
                                                                   SYSTEMS DESIGN AND
                                                     AUDIT FEES    IMPLEMENTATION FEES    ALL OTHER FEES
                                                     ----------   ---------------------   --------------
KMPG LLP...........................................   $352,200             $0                $19,150

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002 by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares shown.

                                                               AMOUNT AND NATURE OF     PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)   OF CLASS
            ------------------------------------              -----------------------   --------
Massachusetts Financial Services Company(2).................        11,058,060            13.4%
  500 Boylston Street
  Boston, MA 02116

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Pursuant to a Schedule 13G filed on February 11, 2002 by Massachusetts Financial Services Company on its own behalf with sole voting power with respect to 10,282,158 shares and with sole dispositive power with respect to 11,058,060 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 1, 2002 by (i) each director of the Company; (ii) each officer named in the Summary Compensation Table below; and (iii) all directors and executive officers of the Company as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)      OF CLASS
                  ------------------------                    -----------------   --------
Ruann F. Ernst(2)...........................................         63,200           *
Donald Green(3).............................................      1,266,089         1.5%
Clifford H. Higgerson(4)....................................        383,246           *
William L. Keever(5)........................................         40,000           *
Martin R. Klitten(6)........................................         40,000           *
Dan Rasdal(7)...............................................        126,000           *
John A. Schofield(8)........................................        480,786           *
Alex Sozonoff(9)............................................         80,400           *
Mehmet N. Balos(10).........................................        154,450           *
Keith E. Pratt(11)..........................................        175,541           *
R. Leon Blackburn(12).......................................         39,504           *
Gregory S. Steele(13).......................................         97,687           *
Jorge A. Valdes(14).........................................         94,283           *
All executive officers and directors as a group (13
  persons)(15)..............................................      3,041,186         3.6%

---------------

  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable prior to May 1, 2002 are deemed to be outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 63,200 shares issuable upon exercise of options held by Dr. Ernst, 46,534 of which will be vested as of May 1, 2002.

 (3) Includes 585,004 shares issuable upon exercise of options held by Mr. Green, all of which will be vested as of May 1, 2002. Also includes 123,130 shares held by Green Venture Capital L.P. of which Donald Green is the General Partner.

 (4) Includes 48,000 shares issuable upon exercise of options held by Mr. Higgerson, 31,334 of which will be vested as of May 1, 2002.

 (5) Includes 40,000 shares issuable upon exercise of options held by Mr. Keever, none of which will be vested as of May 1, 2002.

 (6) Includes 40,000 shares issuable upon exercise of options held by Mr. Klitten, none of which will be vested as of May 1, 2002.

 (7) Includes 126,000 shares issuable upon exercise of options held by Mr. Rasdal, 109,334 of which will be vested as of May 1, 2002.

 (8) Includes 356,486 shares issuable upon exercise of options held by Mr. Schofield, all of which will be vested as of May 1, 2002. Also includes 124,300 shares held by the John and Gayle Schofield Family Trust dated 1/25/02, of which Mr. Schofield is the trustee and beneficiary.

 (9) Includes 80,000 shares issuable upon exercise of options held by Mr. Sozonoff, 63,334 of which will be vested as of May 1, 2002.

(10) Includes 152,245 shares issuable upon exercise of options held by Mr. Balos, all of which will be vested as of May 1, 2002.

(11) Includes 171,400 shares issuable upon exercise of options held by Mr. Pratt, all of which will be vested as of May 1, 2002.

(12) Includes 38,654 shares issuable upon exercise of options held by Mr. Blackburn, all of which will be vested as of May 1, 2002.

(13) Includes 77,289 shares issuable upon exercise of options held by Mr. Steele, all of which will be vested as of May 1, 2002.

(14) Includes 89,188 shares issuable upon exercise of options held by Mr. Valdes, all of which will be vested as of May 1, 2002.

(15) Includes 1,867,466 shares issuable upon exercise of options, 1,720,802 of which will be vested as of May 1, 2002.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's Chief Executive Officer; (ii) the other three most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year (the "Named Executive Officers") and (iii) two individuals who would have been among the four most highly compensated executive officers at the end of the last fiscal year but for the fact that they were not serving as an executive officer at the end of the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                   ANNUAL COMPENSATION             COMPENSATION
                                          --------------------------------------   ------------
                                                                      OTHER         SECURITIES
                                 FISCAL                              ANNUAL         UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION(1)
  ---------------------------    ------   ---------   --------   ---------------   ------------   ---------------
John A. Schofield..............   2001    $403,846          --      $180,288(2)      166,882          $5,250
  Chairman of the Board,          2000     420,500    $341,402       204,436(2)      128,764           5,250
  Chief Executive Officer, and    1999     275,481      90,000       108,198(2)      800,000           3,197
  President
Mehmet N. Balos................   2001     254,086          --        44,858(3)      123,250           5,250
  Senior Vice President,          2000     237,519     158,527        20,466(4)      124,000           5,100
  Global Marketing and            1999      90,073      10,800        30,534(4)      115,500              --
  North American Sales
Keith E. Pratt.................   2001     241,735          --        39,703(5)      149,500           5,218
  Senior Vice President, Chief    2000     208,192     129,773            --          55,000           5,250
  Financial Officer, Treasurer    1999     142,368       4,500            --         168,000           4,983
  and Assistant Secretary
R. Leon Blackburn(6)...........   2001     148,823          --            --          64,125           5,174
  Vice President and              2000      42,692      23,311            --          56,750              --
  Corporate Controller            1999          --          --            --              --              --
Jorge A. Valdes(7).............   2001     223,404          --        39,933(8)       54,500           4,468
  Vice President,                 2000     213,619     106,907        20,791(8)       26,000           4,262
  Engineering                     1999     168,060       9,000        84,528(8)       90,000           4,986
Gregory S. Steele(9)...........   2001     209,260          --            --          35,500           5,135
  Former Senior Vice              2000     275,500     188,281            --          43,000           5,250
  President and Chief             1999     235,750       2,000            --          26,000           5,000
  Operating Officer

---------------
(1) Represents Company contributions under the Company's 401(k) plan.

(2) Represents (i) relocation expenses paid by the Company in the amount of $14,419 for 2000 and $108,198 for 1999; and (ii) forgiveness of indebtedness under a promissory note payable to the Company in the amount of $180,288 for 2001 and $190,017 for 2000. See "Certain Relationships and Related Transactions."

(3) Represents (i) relocation expenses paid by the Company in the amount of $24,843 for 2001 and (ii) forgiveness of indebtedness under a promissory note payable to the Company in the amount of $20,015 for 2001. See "Certain Relationships and Related Transactions."

(4) Represents relocation expenses paid by the Company.

(5) Represents forgiveness of indebtedness under a promissory note payable to the Company in the amount of $39,703 for 2001. See "Certain Relationships and Related Transactions."

(6) Mr. Blackburn joined the Company in September 2000.

(7) Mr. Valdes is currently Vice President, Engineering but ceased to be an executive officer in June 2001.

(8) Represents (i) forgiveness of indebtedness under a promissory note payable to the Company in the amount of $39,933 for 2001; (ii) relocation expenses paid by the Company in the amount of $20,791 for

    2000 and $35,982 for 1999; and (iii) temporary living expenses in the amount of $48,546 for 1999. See "Certain Relationships and Related Transactions."

(9) Mr. Steele ceased to be an executive officer in July 2001 and resigned from the Company in February 2002.

STOCK OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 2001. No stock appreciation rights were granted to the Named Executive Officers in 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS(1)
                             ------------------------------------------------
                                          PERCENT OF
                                            TOTAL                               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                             SECURITIES   GRANTED TO   EXERCISE                 STOCK PRICE APPRECIATION FOR
                             UNDERLYING   EMPLOYEES     OR BASE                        OPTION TERM(3)
                              OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -----------------------------
           NAME               GRANTED        YEAR      SHARE(2)       DATE           5%              10%
           ----              ----------   ----------   ---------   ----------   -------------   -------------
John A. Schofield..........    76,882        1.3%       $16.63      04/20/11     $  804,072      $2,037,676
                               90,000        1.5         19.67      12/11/11      1,113,332       2,821,402
Mehmet N. Balos............     3,000          *         20.50      01/16/11         38,677          98,015
                                1,000          *         11.94      04/04/11          7,507          19,025
                               83,750        1.4         16.63      04/20/11        875,901       2,219,705
                                  500          *         14.45      10/01/11          4,544          11,515
                               35,000        0.6         19.67      12/11/11        432,963       1,097,212
Keith E. Pratt.............     3,000          *         20.50      01/16/11         38,677          98,015
                                1,000          *         11.94      04/04/11          7,507          19,025
                              109,500        1.8         16.63      04/20/11      1,145,208       2,902,181
                                1,000          *         14.45      10/01/11          9,088          23,030
                               35,000        0.6         19.67      12/11/11        432,963       1,097,212
R. Leon Blackburn..........     3,000          *         20.50      01/16/11         38,677          98,015
                                2,500          *         11.94      04/04/11         18,769          47,563
                               29,875        0.5         16.63      04/20/11        312,448         791,805
                                2,350          *         19.90      07/16/11         29,410          74,531
                                1,400          *         14.45      10/01/11         12,723          32,241
                               25,000        0.4         19.67      12/11/11        309,259         783,723
Jorge A. Valdes............     1,000          *         11.94      04/04/11          7,507          19,025
                               28,000        0.5         16.63      04/20/11        292,838         742,110
                                  500          *         14.45      10/01/11          4,544          11,515
                               25,000        0.4         19.67      12/11/11        309,259         783,723
Gregory S. Steele(4).......     1,000          *         11.94      04/04/11          7,507          19,025
                               34,500        0.6         16.63      04/20/11        360,819         914,386

---------------
 *  Less than 0.1%

(1) Each option becomes exercisable in 36 successive equal monthly installments starting from the grant date. The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the

    Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

(2) The exercise price for the shares of Common Stock subject to option grants made under the 1996 Plan may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed five percent and ten percent compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of the Company's stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term, as indicated on the date of grant, to exercise the option.

(4) Mr. Steele ceased to be an executive officer in July 2001 and resigned from the Company in February 2002. Accordingly, his options expire on May 1, 2002. A total of 26,625 of the 35,500 stock options granted to Mr. Steele have been cancelled, the remaining stock options have vested. The potential realizable values of Mr. Steele's vested options at assumed annual rates of stock price appreciation of 5% and 10% through May 1, 2002 are $2,441 and $4,880, respectively.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 2001 and their option holdings as of the end of the 2001 fiscal year. None of the Named Executive Officers held any stock appreciation rights on that date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING               VALUE OF UNEXERCISED
                          SHARES                   UNEXERCISED OPTIONS AS OF    IN-THE-MONEY OPTIONS AS OF
                         ACQUIRED                    DECEMBER 29, 2001(2)          DECEMBER 29, 2001(3)
                            ON         VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            --------   -----------   -----------   -------------   -----------   -------------
John A. Schofield......  319,700    $5,314,294      265,201        477,545      $1,959,772     $2,697,362
Mehmet N. Balos........    6,000        67,055      117,022        230,728         116,421        194,764
Keith E. Pratt.........   20,000       199,489      136,276        229,474          58,364        176,839
R. Leon Blackburn......       --            --       26,391         94,484          14,489         54,672
Jorge A. Valdes........      730         9,659       72,244         98,656         173,893        172,231
Gregory S. Steele......   81,915     1,146,747       74,188        105,941         352,408        463,724

---------------
(1) Based upon the difference between the option exercise price paid and the fair market value of the Company's Common Stock on the date of exercise.

(2) These options were granted under the 1996 Plan. In general, the option becomes exercisable in successive equal monthly installments over 36 months of service measured from the date of grant.

(3) Based on the fair market value of the Company's Common Stock on December 29, 2001 ($18.24 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the 1996 Plan, in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee will provide for such accelerated vesting upon the individual's involuntary termination of service within eighteen (18) months following the acquisition or hostile change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Higgerson, Sozonoff and Keever. None of these individuals was an officer or employee of the Company at any time during the 2001 fiscal year or at any other time.

     No current executive officer of the Company has ever served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees the Company's executive compensation strategy. The Company's executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company's business objectives and enhancing stockholder value. The Committee reviews, on an ongoing basis, all aspects of executive compensation. In addition, the Committee recommends for consideration and approval by all of the outside directors, the compensation for the Chief Executive Officer.

     The Committee's executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

     - Reinforce the importance of management's focus on enhancing stockholder value;

     - Ensure alignment of management's compensation with the annual and long-term performance of the Company;

     - Reward exceptional performance by means of competitive compensation opportunities; and

     - Enable the Company to attract and retain a highly qualified management team.

     The three key elements of the Company's compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options.

  BASE SALARY

     The Committee annually reviews each executive's base salary. The expected salary range for each position is established by comparing positions in similar companies as determined by external industry surveys of compensation of executives in similar positions. Actual paid salaries are determined by the executives' experience and performance. In making comparisons with the compensation of executives of similar companies, the Committee considers national salary survey data for companies comparable to the Company with respect to size and gross revenues. The Committee believes that the Company competes with these organizations for executive talent.

     In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Additional factors considered include the executive's length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Committee does not apply a specific formula or weight to the factors considered. For 2001 the Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

  ANNUAL INCENTIVE COMPENSATION

     For the year 2001 the Compensation Committee and the Board of Directors expanded the prior Management Incentive Plan to include all employees. All employees participate in the Advanced Fibre Communications Incentive Plan ("AIP"). At the beginning of each year, the Committee establishes performance goals for the Company for that year. These goals are tied to the Company's annual operating plan and include gross revenues, gross profit percentage, and operating income. The AIP provides for payment of a designated amount based upon achievement of specific financial objectives. Performance is measured as a percent of attainment against these objectives.

     Additionally, at the beginning of each year the Committee establishes incentive award guidelines for the six levels of participants in the AIP. The percentage of total annual pay attributable to incentive compensation increases proportionately with the employee's level of management responsibility. AIP bonuses are paid semi-annually for employees below the Vice President level and annually for Vice President and above. For 2001, performance goals tied to the AIP were not met, and subsequently, no payments were made pursuant to this plan.

     For 2002, the Board of Directors amended the AIP to include only employees at the Director level and above, and the AIP has been renamed as the 2002 AFC Management Incentive Plan. The new plan mechanics remain essentially the same with the following exception: timing of the bonus payments will be semi-annual for all plan participants.

  LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives are linked to the growth in the value of the Company's Common Stock and consist of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and therefore, provide no compensation to the executive unless the value of the stock increases. The Committee encourages executives to maintain a long-term ownership position in the Company's Common Stock. The Committee believes that through the use of stock options the interests of the Company's executives are directly related to enhancing stockholder value.

     Each year, the Committee establishes guidelines and incentive stock option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer based on each individual's past and expected contributions to the achievement of the Company's long-term performance goals. The Chief Executive Officer adjusts and/or approves the recommendations that are forwarded to the Committee. The Committee approves incentive stock option awards to executives based on its discretionary judgment, taking into consideration the above mentioned criteria and recommendations. To ensure that these stock option grants are linked to performance, the Committee does not consider prior stock option grants when making these awards.

     In April 2001, the Board of Directors approved a special retention stock option program under the Company's 1996 Plan, pursuant to which all employees, including the named executive officers, who were holding outstanding stock options with an option exercise price in excess of $20.00 per share, were granted one new non-qualified stock option priced at $16.63 per share for every two stock options held that were priced in excess of $20.00 per share. The stock options priced in excess of $20.00 per share were not cancelled. The stock options granted pursuant to this program vest in 36 equal successive monthly installments starting from the grant date.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     John A. Schofield has served as President and Chief Executive Officer since his appointment by the Board of Directors on March 29, 1999.

     In determining Mr. Schofield's base salary, incentive compensation, long-term incentive compensation and loan forgiveness, described under "Certain Relationships and Related Transactions", for 2001, the Committee considered both the Company's performance and Mr. Schofield's individual performance by the same measures described above for determining executive compensation.

  DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

     While it is unlikely that other compensation payable to any executive officer would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than stock options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for executive officers, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

April 15, 2002
                                          Compensation Committee Members of
                                          the Company's Board of Directors:

                                          Clifford H. Higgerson
                                          William L. Keever
                                          Alex Sozonoff

                          FIVE-YEAR PERFORMANCE GRAPH

     The following performance graph compares the five-year cumulative total stockholder return on the Company's Common Stock with a comparable cumulative total return of the Standard & Poor's 500 Index (the "S&P 500") and the Standard & Poor's High Technology Composite Index (the "Peer Group").

     The graph assumes that $100 was invested on December 31, 1996 in each of the Company's Common Stock, the S&P 500 Index and Peer Group Common Stock, and that dividends in the S&P 500 and the Peer Group were reinvested.

             COMPARISON OF ADVANCED FIBRE COMMUNICATIONS, INC., THE
                     S&P 500, AND THE COMPANY'S PEER GROUP

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------------------------------
                       Dec-96    Mar-97    Jun-97    Sep-97    Dec-97    Mar-98    Jun-98    Sep-98    Dec-98    Mar-99    Jun-99
----------------------------------------------------------------------------------------------------------------------------------
 AFC                    $100       $61      $114      $155      $111      $137      $155       $26       $41       $36       $59
 S&P 500                $100       $99      $117      $120      $130      $148      $152      $136      $164      $172      $184
 Peer Group             $100       $95      $118      $139      $122      $146      $156      $152      $203      $227      $254
                       Sep-99    Dec-99    Mar-00    Jun-00    Sep-00    Dec-00    Mar-01    Jun-01    Sep-01    Dec-01
 AFC                     $84      $169      $237      $171      $143       $68       $54       $79       $55       $69
 S&P 500                $172      $197      $201      $195      $193      $177      $156      $165      $140      $156
 Peer Group             $263      $339      $383      $350      $306      $211      $160      $179      $122      $164
---------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1999, the Company loaned to Mr. Schofield the sum of $500,000 for relocation expenses. Such loan bears interest at the rate of 4.67% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on March 29, 2000, March 29, 2001 and March 29, 2002. In February 2000, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $190,017. In February 2001, the Board authorized the forgiveness of the second scheduled principal and interest payment due under the loan in the amount of $180,288. Mr. Schofield remains indebted to the Company with respect to the remaining principal under the loan in the amount of $166,666 plus accrued interest.

     In October 2001, the Company provided Mr. Balos with a personal loan in the sum of $100,000. This loan bears interest at the rate of 3.58% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal annual installments on October 4, 2002, October 4, 2003 and October 4, 2004.

     In January 2000, the Company loaned to Mr. Pratt the sum of $100,000 in connection with Mr. Pratt's promotion to Chief Financial Officer. This loan bears interest at the rate of 5.88% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on January 18, 2001, January 18, 2002 and January 18, 2003. In February 2001, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $39,703. Mr. Pratt remains indebted to the Company with respect to the remaining principal under the loan in the amount of $66,667 plus accrued interest.

     In July 2000, the Company loaned to Mr. Valdes the sum of $100,000 in connection with Mr. Valdes's relocation. This loan bears interest at the rate of 6.6% per annum, compounded annually. The principal balance and accrued interest is due and payable in three equal installments on July 26, 2001, July 26, 2002 and July 26, 2003. In May 2001, the Board authorized the forgiveness of the first scheduled principal and interest payment due under the loan in the amount of $39,933. Mr. Valdes remains indebted to the Company with respect to the remaining principal under the loan in the amount of $66,667. In August 2000, the Company loaned to Mr. Valdes an additional sum of $100,000, also in connection with Mr. Valdes's relocation. The interest rate on the loan was 6.37% per annum, compounded annually. The principal balance and accrued interest in the amount of $105,026 was due on August 8, 2001. In May 2001, the Company replaced the August 2000 note with a new note for $105,026. The revised note bears interest at the rate of 4.25% per annum, compounded annually. The principal balance and accrued interest is due and payable on May 23, 2004.

     The Company has granted options to certain of its directors and executive officers. See "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management".

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of Section 16(a) reports received by the Company, and written representations that no other reports were required, the Company believes that there was compliance for the 2001 fiscal year with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders.

                             STOCKHOLDER PROPOSALS

     If a stockholder wants to include a proposal in the Company's proxy statement and form of proxy for presentation at the 2003 Annual Meeting of Stockholders, the proposal must be received by December 14, 2002 and must otherwise comply with the rules of the Securities and Exchange Commission relating to the submission of stockholder proposals. Proposals must be mailed to the Company's principal executive offices, 1465 North McDowell Blvd., Petaluma, California 94954, Attention: Secretary.

     A stockholder proposal not included in the Company's proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's bylaws. To be timely, the Company's bylaws provide that the Company must have received the stockholder's notice not less than 45 days nor more than 75 days prior to the date of the meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter unless you direct otherwise in your proxy instruction.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE THE ACCOMPANYING PROXY PROMPTLY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          -s- John A. Schofield
                                          John A. Schofield
                                          Chairman of the Board,
                                          Chief Executive Officer and President

April 15, 2002
Petaluma, California

                                                                      1563-PS-02

                   [ADVANCED FIBRE COMMUNICATIONS LETTERHEAD]

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Dear Stockholder:

The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Annual Meeting of Stockholders to be held on May 29, 2002 at 2:00 p.m. at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ JOHN A SCHOFIELD
--------------------
John A. Schofield
Chairman of the Board
Chief Executive Officer & President


                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

1. Election of Directors.

   NOMINEES: (01) Dan Rasdal, and
             (02) Martin R. Klitten

             FOR   WITHHELD
             [ ]      [ ]

     [ ]
         --------------------------------------
         For all nominees except as noted above

                                                       FOR   AGAINST   ABSTAIN
2. Ratify the appointment of KPMG LLP as independent   [ ]     [ ]       [ ]
   auditors of the Corporation for 2002.

3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.


                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by an authorized person.


Signature: _______________ Date: ______ Signature: _______________ Date: ______

                                  DETACH HERE

                                     PROXY

                      ADVANCED FIBRE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Keith E. Pratt and Amy M. Paul, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 29, 2002, at the DoubleTree Hotel, One DoubleTree Drive, Rohnert Park, California 94928, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. The Board recommends a vote FOR Proposals 1 and 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 28, 2002 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

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SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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